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                                                                   EXHIBIT 10.16




                              AMENDED AND RESTATED

                              ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                         TELEBANC FINANCIAL CORPORATION

                                       AND

                            MET HOLDINGS CORPORATION

                           DATED AS OF MARCH 17, 1998
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                   AMENDED AND RESTATED ACQUISITION AGREEMENT

            This Amended and Restated Acquisition Agreement (this "Agreement"), dated as of the 17th day of March, 1998, is entered into by and between TeleBanc Financial Corporation, a Delaware corporation ("TeleBanc") and MET Holdings Corporation, a Delaware corporation ("MET Holdings"), and hereby amends and supersedes in its entirety the Agreement and Plan of Merger by and between TeleBanc and MET Holdings, dated January 15, 1998 (the "Prior Merger Agreement").

                                    RECITALS

            WHEREAS, TeleBanc and MET Holdings entered into the Prior Merger Agreement and thereafter decided to restructure the transactions in the Prior Merger Agreement as an acquisition of assets, as set forth in this Agreement;

            WHEREAS, TeleBanc is a Delaware corporation with common stock, par value $0.01 per share (the "TeleBanc Common Stock"), and TeleBank (the "Bank"), a federally chartered savings bank, is a wholly owned subsidiary of TeleBanc which has its principal office located in Arlington, Virginia;

            WHEREAS, MET Holdings is a privately held Delaware corporation whose Class A Common Stock, Class B Common Stock, Class A Serial Preferred Stock and Class B Serial Preferred Stock each have a par value of $0.10 per share (the "MET Holdings Stock"), and MET Holdings owns 1,433,081 shares of the outstanding TeleBanc Common Stock;

            WHEREAS, the parties hereto desire to enhance the liquidity of TeleBanc Common Stock by consummating the transactions in this Agreement and dissolving MET Holdings immediately thereafter, resulting in the effective distribution of 1,433,081 shares of TeleBanc Common Stock to the stockholders of MET Holdings;

            WHEREAS, TeleBanc desires to acquire substantially all of the assets of MET Holdings on the terms and under the conditions specified herein;

            WHEREAS, MET Holdings desires to sell substantially all of its assets on the terms and under the conditions specified herein;

            WHEREAS, MET Holdings intends to dissolve and distribute its assets and liabilities to its shareholders immediately following consummation of the Acquisition;

            WHEREAS, the parties intend that the Acquisition and Dissolution (each, as defined herein) contemplated hereby together shall constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1988, as amended (the "Code");

            WHEREAS, the independent members of the Board of Directors of TeleBanc (the "Independent Directors") deem it advisable for TeleBanc to enter into this Agreement, pursuant to which, at the effective time, TeleBanc will purchase substantially all of the assets of MET Holdings;

            WHEREAS, the respective boards of directors of each of the parties have duly approved this Agreement and have duly authorized its execution and delivery; and

            NOW, THEREFORE, in consideration of the foregoing recitals, the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows.
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1.    WORDS, TERMS AND PHRASES

      1.1.  NUMBER AND GENDER

            When used in this Agreement, all words in the singular number shall extend to and include the plural number, where the content so requires; all words used in the plural number shall extend to and include the singular number where the content so requires; and all words used in any gender, whether male, female or neuter, shall extend to and include all genders that may be applicable in any particular context.

      1.2.  DEFINITIONS

            In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when utilized in this Agreement:

            "Application": Any application, notice, request, correspondence or other filing, material or communication submitted to any Governmental Authority in connection with any Regulatory Approval.

            "Acquisition": The purchase by TeleBanc from MET Holdings of substantially all of the assets of MET Holdings and the assumption by TeleBanc of substantially all of the liabilities of MET Holdings in accordance with the terms and under the conditions specified in this Agreement.

            "Acquisition Consideration": The 1,433,081 shares of TeleBanc Common Stock and the Excess Shares issued by TeleBanc to MET Holdings pursuant to
Section 2.1 of this Agreement.

            "Benefit Arrangement": Any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement, or any group or individual health, disability or life insurance plan, or welfare or similar plan or arrangement for the benefit of any one or more of the directors, officers and employees of MET Holdings or any MET Holdings Subsidiary, whether active or retired, other than Employee Plans and plans and agreements providing for base salary and base wages.

            "Business Day": Any day other than a Saturday, a Sunday, an official federal or Commonwealth of Virginia holiday, a day on which banks operating in Virginia generally are not open for business, and a day on which the OTS and/or the FDIC are not open for business.

            "Cash Asset Amount": The dollar amount equal to the "Net Asset Value of MET Holdings" as of the close of business of any Business Day selected by TeleBanc within 10 Business Days of the Closing Date; divided by 1,433,081. The "Net Asset Value of MET Holdings" shall be the dollar amount equal to (i) the actual market value of MET Holdings' investment in Security National LP #6, AGEA Spruce Trust I, AG Spruce Fund, L.P. and AGEA Partners, L.P.; plus, (ii) the actual amount of cash and equivalents of MET Holdings, as reflected on the financial statements of MET Holdings as of the date of determination; plus,
(iii) the outstanding principal balance on the date of determination of the loans receivable, net reflected on the consolidated statements of financial condition of MET Holdings as of September 30, 1997, referred to at Section 3.2.7 below; minus, (iv) any liabilities of MET Holdings incurred and unpaid through the date of determination, and as will be incurred and unpaid through the Closing Date.

            "Class A Common Stock": The common stock, par value $0.10 per share, of MET Holdings.
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            "Class A Serial Preferred Stock": The preferred stock, par value
$0.10 per share, of MET Holdings.

            "Class B Common Stock": The common stock, par value $0.10 per share, of MET Holdings.

            "Class B Serial Preferred Stock": The preferred stock, par value $0.10 per share, of MET Holdings.

            "Closing": The consummation of the Acquisition and any other transactions contemplated by this Agreement on the Closing Date.

            "Closing Conditions": All conditions precedent to the obligation of any one or more parties hereto to consummate the transactions contemplated by this Agreement, including, without limitation, those conditions set forth in
Section 5.

            "Closing Date": The date on which the Closing occurs, which shall be the fifth Business Day after the satisfaction or waiver of all Closing Conditions or such other earlier Business Day as the parties may mutually determine after the satisfaction or waiver of all of the Closing Conditions.

            "Default": A party shall be in Default hereunder if:

            (i) any representation or warranty of said party contained in this Agreement shall have been incorrect, incomplete or otherwise misleading when made in any material respect; and/or

            (ii) such party shall have failed to perform or otherwise breached in any material respect any of its covenants and obligations contained in this Agreement and such failure or breach shall have remained uncured for 10 days after notice thereof to the defaulting party by the other party hereto.

            "Dissolution": The process whereby MET Holdings, pursuant to Subchapter X of the Delaware General Corporation Law, will dissolve and distribute its remaining assets and liabilities to its shareholders immediately following consummation of the Acquisition. A copy of the plan of dissolution (the "Dissolution Plan") is attached hereto at Annex A.

            "Effective Time": The closing of the Acquisition, whereby TeleBanc delivers the Acquisition Consideration to MET Holdings, and receives the MET Assets and MET Liabilities from MET Holdings.

            "Employee Plan": Any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA) that is subject to any provisions of ERISA and covers any one or more of the directors and employees of MET Holdings or any MET Holdings Subsidiary, whether active or retired.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Excess Shares" shall mean that positive number of whole shares, if any, of TeleBanc Common Stock equal to (A) the Cash Asset Amount; divided by (B) $20; provided however, that in the event the number of Excess Shares exceeds 5,000, the number of Excess Shares shall be rounded down to 5,000 shares of TeleBanc Common Stock.

            "Exchange Act": The Securities Exchange Act of 1934, as amended.
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            "FDIC": The Federal Deposit Insurance Corporation.

            "Governmental Authority": Any federal, state, county, municipal or other local legislative, regulatory (including non-governmental self-regulatory bodies such as the NASD) or judicial body or other entity with jurisdiction over all or any portion of any one or more of TeleBanc, MET Holdings, the Bank, or any of their respective properties, businesses and affairs.

            "IRC": The United States Internal Revenue Code of 1986, as amended.

            "Knowledge": As to any person, and as of the date of the statement in question, such person's actual knowledge or what such person should have known in the ordinary exercise of that person's duties in the capacity referred to herein.

            "Laws": Any and all statutes, laws, ordinances, rules, regulations, orders, permits, judgments, injunctions, decrees, case law and other rules of law enacted, promulgated or issued by any Governmental Authority.

            "Material Adverse Change in MET Holdings": Any material adverse change in the business, financial condition or operating results of MET Holdings.

            "Material Adverse Change in TeleBanc": Any material adverse change in the business, financial condition or operating results of TeleBanc and the TeleBanc Subsidiaries taken as a whole.

            "MET Holdings Options": Options or any other rights to purchase or acquire shares of MET Holdings Stock, including, without limitation, options, warrants, stock appreciation rights or similar rights to acquire MET Holdings Stock or equity capital stock of any MET Holdings Subsidiary.

            "MET Holdings Stock": The Class A Common Stock, Class B Common Stock, Class A Serial Preferred Stock, and Class B Serial Preferred Stock, of MET Holdings.

            "MET Holdings Subsidiary": Each corporation, partnership or other business enterprise, other than TeleBanc and the Bank, which is consolidated with MET Holdings for financial reporting purposes or of which MET Holdings owns, directly or indirectly, 25% or more of the outstanding capital stock or other ownership interest.

            "OTS": The Office of Thrift Supervision.

            "Promissory Notes:" The four promissory notes, each dated May 10, 1993, made by MET Holdings to the order of: (1) Eric Claus, in the original principal amount of $112,400, (2) LCF America, Inc., in the original principal amount of $356,000, (3) Antoine Schwartz, in the original principal amount of $362,800, and (4) Banque Dumenil Leble, in the original principal amount of $1,663,360.

            "Proxy Statement": The combined proxy statement to be used to solicit MET Holdings' and TeleBanc's respective shareholders for the approvals required to consummate the transactions contemplated by this Agreement.

            "Regulations": The rules and regulations of the SEC, the OTS, the NASD and the FDIC.

            "Regulatory Approvals": Each and every consent, approval, expiration of a waiting period and similar action or inaction by any governmental authority (including, without limitation,
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the OTS, the United States Federal Trade Commission and the United States
Department of Justice) or self-regulatory organization (including, without limitation, the NASD) that is required in connection with the consummation of the transactions contemplated by this Agreement.

            "Securities Act": The Securities Act of 1933, as amended.

            "Tax Opinion": The tax opinion of Arthur Andersen LLP that TeleBanc may require as a Closing Condition.

            "Tax Returns": All federal, state and local tax returns, reports and declarations of estimated tax with respect to income and all other applicable taxes, and all other tax returns and reports, the filing of which is required by applicable Laws (including returns and reports with respect to taxes withheld from or imposed in respect of employees' wages and with respect to deposit accounts).

            "TeleBanc Common Stock": The common stock, par value $0.01 per share, of TeleBanc.

            "TeleBanc Shares": The shares of TeleBanc Common Stock comprising the Acquisition Consideration.

            "TeleBanc Subsidiary": Each corporation, partnership or other business enterprise which is consolidated with TeleBanc for financial reporting purposes or of which TeleBanc owns, directly or indirectly, 25% or more of the outstanding capital stock or other ownership interest.

2.    THE ACQUISITION

      2.1.  ACQUISITION OF MET HOLDINGS' ASSETS AND ISSUANCE OF THE TELEBANC
            SHARES

            At the Effective Time, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement, in exchange for the Acquisition Consideration, MET Holdings agrees to sell and assign to TeleBanc (or any subsidiary of TeleBanc as may be designated by TeleBanc) those assets and liabilities of MET Holdings set forth at Schedule A hereto (such assets and liabilities, respectively, which constitute substantially all of the assets and liabilities of MET Holdings, and as may change from the date hereof until the Effective Time only in the ordinary course of MET Holdings' business, are hereinafter referred to as the "MET Assets" and "MET Liabilities," respectively).

            As of the Closing Date, TeleBanc will be subject to only those liabilities of MET Holdings set forth at Schedule A hereto. TeleBanc is not subject to, and has not assumed and will not assume from MET Holdings, any other debt, obligation or liability whatsoever, whether known or unknown, actual or contingent, matured or unmatured, presently existing or arising in the future.

      2.2.  MODIFICATION OF STRUCTURE

            Notwithstanding any provision of this Agreement to the contrary, TeleBanc may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal or state income tax consequences to MET Holdings and its shareholders as a result of such modification; (ii) the consideration to be to MET Holdings under this Agreement is not thereby changed in kind or reduced in amount to any extent that, but for such modification, such consideration would not have been changed or reduced;
(iii) there are no material adverse changes to the benefits and other arrangements being provided to or on behalf of MET Holdings' directors,
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officers and other employees; and, (iv) such modification will not be likely to delay materially or jeopardize receipt of any required Regulatory Approvals or of the Tax Opinion (unless the Closing Condition regarding the Tax Opinion is waived by TeleBanc). In the event this Agreement is terminated in accordance with Section 7.2.3, TeleBanc shall reimburse MET Holdings for any expenses incurred by MET Holdings solely as a result of a modification pursuant to this
Section 2.2.

3.    REPRESENTATIONS AND WARRANTIES

      3.1.  REPRESENTATIONS AND WARRANTIES OF TELEBANC

            TeleBanc hereby makes the following representations and warranties to MET Holdings, each of which is being relied upon by MET Holdings as a material inducement to enter into and perform this Agreement:

            3.1.1. Organization of TeleBanc. TeleBanc is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TeleBanc has full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now being conducted, which business is described in TeleBanc's Annual Report on Form 10-K for the year ended December 31, 1996. TeleBanc is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the employees or of the properties or assets owned or leased by it makes such licensing or qualification necessary.

            3.1.2. TeleBanc Subsidiaries. All the shares of capital stock or other ownership interest of a TeleBanc Subsidiary which are owned by TeleBanc or a TeleBanc Subsidiary are owned free and clear of any liens, claims, charges or other encumbrances. Each TeleBanc Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization, has full corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the employees or of the properties or assets owned or leased by it makes such licensing or qualification necessary.

            3.1.3. Capitalization. The entire authorized capital stock of TeleBanc consists of 9,000,000 shares, (i) 8,500,000 shares of common stock, par value $0.01 per share, of which 2,229,161 shares have been issued and are outstanding and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of which 29,900 shares have been issued and are outstanding. There also are issued and outstanding 345,000 warrants to purchase one share each of TeleBanc Common Stock (the "Warrants"). All the issued and outstanding shares of TeleBanc Common Stock and the capital stock of each TeleBanc Subsidiary have been duly authorized and validly issued.

            3.1.4. Validity of Acquisition Consideration. The TeleBanc Shares when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and free of any escrow or encumbrances, and will be issued in compliance with all applicable federal laws.

            3.1.5. Authorization. TeleBanc has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the shareholders of TeleBanc entitled to vote thereon and to the receipt of all Regulatory Approvals, to consummate the transactions contemplated by this Agreement in accordance with the terms hereof. This Agreement has been duly authorized by the board of directors of TeleBanc and, except for the approval of the shareholders of TeleBanc as to this Agreement, including the transactions
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contemplated therein, no other corporate proceedings on the part of TeleBanc or any TeleBanc Subsidiary are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by TeleBanc and constitutes a valid and legally binding obligation of TeleBanc enforceable against TeleBanc in accordance with its terms.

            3.1.6. Non-Contravention. The execution and delivery of this Agreement by TeleBanc does not, and the performance of this Agreement by TeleBanc, in accordance with the terms hereof, will not (a) violate any provision of the charter or certificate of incorporation or bylaws of TeleBanc or any TeleBanc Subsidiary or (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of TeleBanc or any TeleBanc Subsidiary pursuant to the provisions of any agreement, mortgage, indenture or other document or instrument to which TeleBanc or any TeleBanc Subsidiary is a party or by which TeleBanc, any TeleBanc Subsidiary or any of their respective properties or assets is bound, or (c) violate any existing Laws applicable to TeleBanc or any TeleBanc Subsidiary or any of their respective properties or assets, or applicable to TeleBanc's power or authority to perform its obligations under this Agreement, or TeleBanc's ability to obtain the Regulatory Approvals.

            3.1.7. Financial Statements.

            (a) TeleBanc has previously delivered or made available to MET Holdings accurate and complete copies of the consolidated statements of financial condition of TeleBanc as of December 31, 1995 and 1996, and September 30, 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997 and 1996, accompanied by the audit report of the independent public accountants with respect to TeleBanc as of such date. The consolidated statements of financial condition of TeleBanc referred to herein (including the related notes, where applicable) fairly present the consolidated financial condition of TeleBanc as of the respective dates set forth therein, and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, shareholders' equity and cash flows of TeleBanc for the respective periods or as of the respective dates set forth therein.

            (b) Each of the financial statements referred to in Section 3.1.7(a) has been prepared in accordance with generally accepted accounting principles. The audits of TeleBanc and each TeleBanc Subsidiary have been conducted in accordance with generally accepted auditing standards. The books and records of TeleBanc and each TeleBanc Subsidiary are being maintained in material compliance with applicable legal and accounting requirements.

      3.2.  REPRESENTATIONS AND WARRANTIES OF MET HOLDINGS

            MET Holdings hereby makes the following representations and warranties to TeleBanc, each of which is being relied upon by TeleBanc as a material inducement to enter into and perform this Agreement. For purposes of representations and warranties relating to, or including, time periods prior to the date hereof, the term MET Holdings includes any enterprise which may have then constituted a MET Holdings Subsidiary.

            3.2.1. Organization of MET Holdings. MET Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MET Holdings has full corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. MET Holdings is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the
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character or location of the employees or of the properties or assets owned or leased by it makes such licensing or qualification necessary. There are no MET Holdings Subsidiaries

            3.2.2. Capitalization. The entire authorized capital stock of MET Holdings consists of 210,000 shares, (i) 100,000 shares of Class A Common Stock, par value $0.10 per share, of which 10,047 shares have been issued and are outstanding, (ii) 100,000 shares of Class B Common Stock, par value $0.10 per share, of which 6,251 shares have been issued and are outstanding, (iii) 5,000 shares of Class A Serial Preferred Stock, par value $0.10 per share, of which no shares have been issued and are outstanding, and (iv) 5,000 shares of Class B Serial Preferred Stock, par value $0.10 per share, of which 5,000 shares have been issued and are outstanding. All of the issued and outstanding shares of MET Holdings Stock have been duly authorized and validly issued and, except as set forth in the next sentence, are fully paid and nonassessable, free of any pre-emptive right, and with no personal liability attaching thereto. Except for the convertibility of the Class A Serial Preferred Stock and the Class B Serial Preferred Stock hereinabove described, there are no options, warrants, calls, employee benefit or other plans, preemptive rights or commitments of any character relating to the authorized but unissued capital stock or any other equity security of MET Holdings or any securities or obligations convertible into or exchangeable for or giving any person any right to subscribe for or acquire from MET Holdings any shares of such capital stock, nor are there any stock appreciation rights, limited rights or other similar rights or obligations of MET Holdings exercisable upon any circumstance, including upon a change in control of MET Holdings, other than the Promissory Notes. There are no MET Holdings Options. There are no outstanding contractual obligations of MET Holdings to repurchase, redeem or otherwise acquire any outstanding shares of MET Holdings Stock or other ownership interest in MET Holdings. There are no outstanding agreements, arrangements, commitments, or understandings of any kind to which MET Holdings or, to the Knowledge of any of the directors and officers of MET Holdings, any "associate" or "affiliate" of MET Holdings (as those terms are defined in the rules and regulations promulgated under the Securities Act), is a party affecting or relating to the voting, issuance, purchase, redemption, repurchase, or transfer of MET Holdings Stock or any other securities of MET Holdings.

            3.2.3. Authorization. MET Holdings has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of MET Holdings entitled to vote thereon and to the receipt of all Regulatory Approvals, to consummate the transactions contemplated by this Agreement hereby in accordance with the terms hereof. The execution, delivery and performance of this Agreement has been duly authorized by the board of directors of MET Holdings, and, except for the approval of the shareholders of MET Holdings as to this Agreement, including the transactions contemplated therein, no other corporate proceedings on the part of MET Holdings are necessary to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by MET Holdings and constitutes a valid and legally binding obligation of MET Holdings enforceable against MET Holdings in accordance with its terms.

            3.2.4. Non-Contravention. The execution and delivery of this Agreement by MET Holdings does not, and the performance of this Agreement, in accordance with the terms hereof, will not (a) violate any provision of the charter or articles of incorporation or bylaws of MET Holdings, (b) conflict with or result in a breach of, or default under, or result in the creation of any lien, claim, charge or other encumbrance upon any of the assets or properties of MET Holdings pursuant to the provisions of any agreement, mortgage, indenture or other document or instrument to which MET Holdings is a party or by which MET Holdings or any of its properties or assets is bound, or
(c) violate any existing Laws applicable to MET Holdings or any of its properties or assets, or applicable to MET Holdings' power or authority to perform its obligations under this Agreement, or MET Holdings' ability to obtain the Regulatory Approvals.

            3.2.5. Properties, Assets and Liabilities.

            (a) MET Holdings neither owns any real property nor is a party to any contract for the purchase, sale, or development of real estate. MET Holdings has provided to TeleBanc a true, correct and complete copy of each real property lease, sublease, or similar agreement to which MET Holdings is a party. Except for (i) items reflected in the audited financial statements of MET Holdings as of December 31, 1996, (ii) exceptions to title that do not interfere materially with MET Holdings' use and enjoyment of owned or leased real property (other than real property acquired through foreclosure or a transaction in lieu of foreclosure), (iii) liens for current real estate taxes not yet delinquent, or being contested in good faith, properly reserved against (and reflected on the financial statements referred to in Section 3.2.8 below) and (iv) properties and assets sold or transferred in the ordinary course of business consistent with past practice since December 31, 1996, MET Holdings has good title to all its properties and assets, including the properties and assets reflected in the audited financial statements of MET Holdings as of December 31, 1996, whether real, personal, tangible or intangible, free and clear of all liens, claims, charges and other encumbrances. MET Holdings, as lessee, has the right under valid and subsisting leases to occupy, use and possess all property leased by it, and there has not occurred under any such lease any breach, violation or default except with respect to deductibles under insurance policies that comply with the requirements of Section 3.2.11, and MET Holdings has not experienced any uninsured damage or destruction with respect to such properties since December 31, 1996. MET Holdings enjoys peaceful and undisturbed possession under all leases for the use of real or tangible personal property under which it is the lessee, and all leases to which MET Holdings is a party are valid and enforceable in all material respects in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. MET Holdings is not in default with respect to any such lease.

            (b) As of the Closing Date, TeleBanc will be subject to only those liabilities of MET Holdings set forth at Schedule A hereto. TeleBanc is not subject to, and has not assumed and will not assume from MET Holdings, any other debt, obligation or liability whatsoever, whether known or unknown, actual or contingent, matured or unmatured, presently existing or arising in the future.

            3.2.6. Certificate of Incorporation and Bylaws. True and complete copies of the certificate of incorporation and bylaws of MET Holdings as in effect on the date hereof, have been delivered to TeleBanc.

            3.2.7. Financial Statements.

            (a) MET Holdings has previously delivered or made available to TeleBanc accurate and complete copies of the consolidated statements of financial condition of MET Holdings as of December 31, 1994, 1995 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996, in each case accompanied by the audit report of the independent public accountants with respect to MET Holdings. MET Holdings also has delivered to TeleBanc accurate and complete copies of the consolidated statements of financial condition of MET Holdings as of September 30, 1996 and 1997, and the related consolidated statements of income, shareholders' equity and cash flows for the nine months ended September 30, 1997 and 1996. The consolidated statements of financial condition of MET Holdings referred to herein (including the related notes, where applicable), fairly present the consolidated financial condition of MET Holdings as of the respective dates set forth therein, and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, shareholders' equity and cash flows of MET Holdings for the respective periods or as of the respective dates set forth therein.

            (b) Each of the financial statements referred to in Section 3.2.7(a) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The audits of MET Holdings have been conducted in accordance with generally accepted auditing standards. The books and records of MET Holdings are being maintained in material compliance with applicable legal and accounting requirements.

            (c) Except and to the extent (i) reflected, disclosed or provided for in the financial statements as of December 31, 1996 referred to above and
(ii) of liabilities incurred since December 31, 1996 in the ordinary course of business and consistent with past practice, MET Holdings has no liabilities, whether absolute, accrued, contingent or otherwise.

            3.2.8. Absence of Changes. Since December 31, 1996, and except for any transaction with TeleBanc, the business of MET Holdings has been conducted only in the ordinary course consistent with past practice and there has not been any Material Adverse Change in MET Holdings, nor has there been any material change in any policy or practice followed by MET Holdings in the ordinary course of business.

            3.2.9. Legal Proceedings. There are no legal, administrative or other claims, actions, suits or other proceedings pending, or to the Knowledge of any of MET Holdings' officers and directors, threatened, of which MET Holdings is a party before any court or arbitration tribunal or before or by any Governmental Authority. MET Holdings is not a party to any pending or, to the Knowledge of any of MET Holdings' officers and directors, threatened legal, administrative or other claim, action, suit, investigation, arbitration or proceeding challenging the validity or propriety of any of the transactions contemplated by this Agreement. MET Holdings is not subject to any judgment, order, writ, injunction, decree or arbitration award.

            3.2.10. Certain Contracts. Except as contemplated by this Agreement, MET Holdings is not a party to or is not bound or affected by, or does not receive benefits under (i) any material agreement, arrangement or understanding not made in the ordinary course of business; (ii) any agreement, indenture or other instrument relating to the borrowing of money by MET Holdings or the guarantee by MET Holdings of any obligation; (iii) any agreement, arrangement or understanding relating to the employment, election, retention in office or severance of any present or former director, officer or employee of MET Holdings; (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of MET Holdings upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (v) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the SEC, the NASD or any other regulatory agency; or (vi) any other agreement, arrangement or understanding, which requires aggregate payments to or from MET Holdings of $25,000 or more per year.

            3.2.11. Insurance. All insurance policies and bonds maintained by MET Holdings have, from time to time, in respect of the nature of the risks insured against and amount of coverage provided, been substantially similar in kind and amount to that customarily carried by parties similarly situated who engage in businesses substantially similar to that of MET Holdings, and are in full force and effect and have been in full force and effect at all times during which MET Holdings had any insurable interest in the subject of such insurance policies and bonds. As of the date hereof, MET Holdings has not received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by MET Holdings is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, substantially similar in kind and amount to that customarily carried by parties similarly situated who engage in businesses substantially similar to that of MET Holdings, and is sufficient for compliance by MET Holdings with all material requirements of law and regulations and agreements to which MET Holdings is subject or is a party. True and complete copies of all such policies and bonds as in effect on the date hereof, have been delivered to TeleBanc.

            3.2.12. Employee Benefit Plans.

            (a) True, correct and complete copies of each Employee Plan of MET Holdings, including amendments and trust agreements relating thereto, have been delivered to TeleBanc, together with (i) a complete and correct copy of the five most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such Employee Plan, (ii) a true, correct and complete copy of the five most recent actuarial valuation reports, if any, prepared in connection with any such Employee Plan, and (iii) a true, correct and complete copy of the most recent summary plan description (including any summaries of material modifications) of each such Employee Plan. None of such Employee Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, and MET Holdings has not been obligated to make a contribution to any such multiemployer plan within the past five years. Since its inception, each Employee Plan which is intended to be qualified under Section 401(a) of the IRC has been operated and administered in all material respects in accordance with the requirements for a qualified plan under Section 401(a) of the IRC and each trust maintained in connection with each such Employee Plan has been operated and administered in all material respects in accordance with the requirements for a tax exempt trust under Section 501 of the IRC and applicable state laws. MET Holdings has received from the Internal Revenue Service a determination letter with respect to the qualification of each such Employee Plan and has delivered to TeleBanc a true and complete copy of the most recent determination letter for each such Employee Plan, as well as all correspondence relating to the application therefor. The representations made as a part of the application for each such determination letter were true and complete when made and continue to be true and complete. Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the qualified status of any such Employee Plan.

            (b) True and complete copies of all Benefit Arrangements that MET Holdings maintains have been delivered to TeleBanc.

            (c) Each of the Employee Plans and Benefit Arrangements of MET Holdings is in compliance with the requirements prescribed by any and all applicable laws and regulations, including, but not limited to, ERISA and the IRC. No Employee Plan is subject to Title IV of ERISA. Neither MET Holdings nor any Employee Plan has engaged in a "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the IRC, which could subject any of them or MET Holdings to material liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC. No Employee Plan is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the IRC, or both. MET Holdings has not failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. Each funded Employee Plan is fully funded such that the fair market value of the net assets of the Employee Plan equals or exceeds the present value of all accrued benefits and other liabilities under such Employee Plan. No events have occurred or are expected to occur with respect to any Employee Plan that would cause a material change in the value of the assets or the amount or present value of accrued benefits and other liabilities of such Employee Plan.

            (d) No Employee Plan or Benefit Arrangement, individually or collectively, provides for any payment by MET Holdings to any employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, that is not deductible under either Section 162(a)(1), 162(m), 280G or 404 of the IRC.

            3.2.13. Compliance with Applicable Laws. MET Holdings has complied with all Laws applicable to it or to the operation of its business and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under such Laws that has not heretofore been cured and for which there is no remaining liability.

            3.2.14. Regulatory Filings and Reports. Since December 31, 1991, MET Holdings has filed all documents required to be filed by it under federal securities laws and Laws applicable to savings and loan holding companies, broker-dealers and investment advisors, and applicable Regulations thereunder, and all such documents, as finally amended, were complete and accurate, complied in all material respects as to form and substance with all applicable requirements of law and regulation and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.2.15. Tax Matters.

            (a) MET Holdings has timely filed with the appropriate Governmental Authorities the Tax Returns. All of the Tax Returns are accurate and complete in all material respects.

            (b) MET Holdings has collected and withheld all taxes which they are or have been required to collect or withhold and have timely submitted all such collected and withheld amounts to the appropriate authorities. MET Holdings is in compliance with the back-up withholding and information reporting requirements under the IRC, and the rules and regulations of the Internal Revenue Service thereunder.

            (c) All federal, state and local taxes, due and payable by MET Holdings pursuant to the Tax Returns, or pursuant to any assessment with respect to taxes, penalties or interest in any of such jurisdictions, have been accrued or paid.

            (d) The reserves for taxes contained in the financial statements (including the notes thereto) described in Section 3.2.7 of this Agreement are adequate to cover the tax liabilities, including penalties and interest, of MET Holdings for all periods up to and including December 31, 1996.

            (e) MET Holdings has not received any notice of deficiency or assessment or proposed deficiency or assessment by the Internal Revenue Service or any other taxing authority in connection with the Tax Returns that has not been brought to the attention of TeleBanc management. There is no action, suit, proceeding, audit, examination, investigation, or claim pending, or to the Knowledge of any of MET Holdings' officers and directors, threatened, in respect of any taxes for which MET Holdings is or may become liable if such action, suit, proceeding, audit, examination, investigation, or claim were to be resolved, in whole or in part, adversely to MET Holdings that has not been brought to the attention of TeleBanc management. To the Knowledge of any of MET Holdings' officers and directors, no fact exists which constitutes grounds for the assessment of material additional taxes with respect to MET Holdings that has not been brought to the attention of TeleBanc management. MET Holdings has provided to TeleBanc a true, correct and complete copy of the agreement for the allocation or sharing of taxes among MET Holdings.

            (f) MET Holdings has not waived any Law fixing, or consented to the extension of, any period of time for assessment of any tax.

            (g) MET Holdings has not made an election under Section 341(f) of the IRC.

            (h) MET Holdings has provided to TeleBanc complete and correct copies of the Tax Returns and all material correspondence and documents, if any, relating directly or indirectly to taxes for each taxable year of MET Holdings as to which the applicable statute of limitations has not run on the date hereof. For this purpose, "correspondence and documents" include, without limitation, amended tax returns, claims for refunds, notices from taxing authorities of proposed changes or adjustments to taxes or tax returns, consents to assessment or collection of taxes, acceptances of proposed adjustments, closing agreements, rulings and determination letters and requests therefor, and all other written communications to or from taxing authorities relating to any material tax liability of MET Holdings.

            3.2.16. Broker's Fees. No agent, finder, broker, investment banker, person or firm acting on behalf or under authority of MET Holdings is or will be entitled to any fee as compensation for services as broker or finder or any other commission or similar fee directly or indirectly in connection with this Agreement or any of the transactions contemplated hereby.

            3.2.17. No Misrepresentation. None of the representations and warranties of MET Holdings set forth in this Agreement nor any matter disclosed in any of the schedules, lists, certificates, exhibits or other documents delivered to TeleBanc hereunder or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

            3.2.18. Restricted Securities.

            (a) No Registration Under the Securities Act. MET Holdings understands that the TeleBanc Shares to be received by it under this Agreement have not been registered under the Securities Act, and cannot be offered for sale, sold or otherwise transferred unless such TeleBanc Shares subsequently are registered or eligible for an exemption from registration under the Securities Act.

            (b) Acquisition for Investment. The TeleBanc Shares to be received under this Agreement by MET Holdings will be held by MET Holdings in good faith, solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Except in connection with the Dissolution, the TeleBanc Shares will not be offered for sale, sold or otherwise transferred by MET Holdings without either registration or exemption from registration under the Securities Act.

            (c) Evaluation of Merits and Risks of Investment. MET Holdings has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the TeleBanc Shares. MET Holdings understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the TeleBanc Shares for an indefinite period of time, except as provided for in the Dissolution, inasmuch as the TeleBanc Shares have not been registered under the Securities Act).

            (d) Investment Representations. MET Holdings has had an opportunity to evaluate, and is capable of evaluating, TeleBanc's business, properties and financial affairs. MET Holdings is capable of evaluating the merits and risks of the transactions contemplated and has had the opportunity to do so, and has the capacity to protect its own interests and has had the opportunity to do so. In entering into this Agreement, and except for matters specifically set forth in this Agreement, MET Holdings is not relying on any documents, information, representations, warranties or other statements provided or made to it by or on behalf of TeleBanc.

4.    COVENANTS


      4.1.  REGULATORY APPLICATIONS

            Upon the execution and delivery of this Agreement, the parties hereto shall thereupon cause to be prepared and filed, as soon as is reasonably practical, all required Applications and any other filings with Governmental Authorities which are necessary or contemplated for the consummation of the Acquisition and the Dissolution (in the case of MET Holdings). Such filing deadline is subject to receipt by the filing party from each other party hereto of all information required in connection with the filing of such Applications and other filings. The parties hereto will use their best efforts to supply, on a timely basis, each other party all information required in connection with the preparation and filing of such Applications and other filings. Such Applications and filings shall be in such forms as may be prescribed by the respective Governmental Authorities and shall contain such information as they may require. The parties hereto will cooperate with each other, including their respective attorneys, advisers and other representatives, and will use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, Regulatory Approvals, and authorizations of Governmental Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement and the Dissolution (in the case of MET Holdings); provided, however, that TeleBanc shall not be obligated to amend any Application or other filing, or take any action in connection with such application or other filing, which TeleBanc reasonably determines would result in a Material Adverse Change in MET Holdings or a Material Adverse Change in TeleBanc. TeleBanc shall deliver to MET Holdings, and MET Holdings shall deliver to TeleBanc, reasonably in advance of the time it intends to file any such Application or other filing, a draft of the proposed Application or other filing, and each shall cooperate with the other in responding to and considering any reasonable questions or comments regarding such draft before it is finalized and filed, provided that such questions or comments are received on a timely basis so as to permit response or incorporation.

      4.2.  PROXY STATEMENT

            (a) Upon the execution and delivery of this Agreement, TeleBanc shall thereupon cause to be prepared, as soon as reasonably practical (provided that MET Holdings has given to TeleBanc all information concerning MET Holdings which is required for inclusion in the Proxy Statement), a Proxy Statement, complying in form and substance in all material respects with the requirements of applicable Laws for the purpose of soliciting applicable shareholder approvals in connection herewith and the Dissolution (in the case of MET Holdings).

            (b) TeleBanc shall deliver to MET Holdings, reasonably in advance of the time it intends to mail the Proxy Statement, a draft Proxy Statement for review and comment upon all information relating to MET Holdings that appears in the Proxy Statement. TeleBanc shall cooperate with MET Holdings in responding to and considering any reasonable questions or comments regarding such draft Proxy Statement before it is finalized and filed, provided that such questions or comments are received on a timely basis so as to permit response or incorporation.

            (c) If at any time after the Proxy Statement is first mailed to security holders and prior to the Closing Date, any event relating to MET Holdings should be discovered which should be set forth in an amendment of, or a supplement to, the Proxy Statement, MET Holdings shall promptly so inform TeleBanc, and will furnish all necessary information to TeleBanc relating to such event. TeleBanc shall thereupon prepare an amendment to the Proxy Statement, mail to security holders, and if appropriate, MET Holdings will take any necessary action as promptly as practicable to permit such appropriate amendment to be transmitted to the holders of MET Holdings

Stock entitled to vote at the MET Holdings Shareholders Meeting (as defined in Section 4.3(a) hereof), and will transmit such amendment or supplement as promptly as practical.

      4.3.  SHAREHOLDER APPROVALS

            (a) At such time as TeleBanc and MET Holdings may reasonably agree, and no later than five Business Days following the later to occur of receipt of the Regulatory Approvals, each of MET Holdings and TeleBanc will (i) duly and properly call, and give notice of, and thereafter cause to be convened and held no later than 30 days after such notice, a meeting of its shareholders (including any adjournment of such meeting which may be necessary), for the purpose of approving this Agreement (including the transactions contemplated herein), the Dissolution (in the case of MET Holdings) and for such other purposes as may be necessary to effect the transactions contemplated hereby and to effect the Dissolution (in the case of MET Holdings) (respectively, the "MET Holdings Shareholders Meeting" and the "TeleBanc Shareholders Meeting"), and
(ii) subject to the fiduciary duty of its directors, recommend to its shareholders the approval of this Agreement (including the transactions contemplated therein) and the Dissolution (in the case of MET Holdings), and use its best efforts to obtain, as promptly as reasonably practical, such shareholder approval as may be necessary to effect the Acquisition and the Dissolution (in the case of MET Holdings).

            (b) At the earlier of the time that the Proxy Statement is mailed to the shareholders of MET Holdings or TeleBanc for the solicitation of proxies for the approvals referred to above in connection with the MET Holdings Shareholders Meeting or the TeleBanc Shareholders Meeting and at all times subsequent to such mailing up to and including the Closing Date, TeleBanc shall cause all information set forth in the Proxy Statement (including any supplements thereto) relating to TeleBanc and any TeleBanc Subsidiary, this Agreement, the Acquisition, the Dissolution and all other transactions contemplated hereby and thereby, and any other documents or notices delivered to shareholders in connection therewith:

                  (i) to comply in all material respects with applicable
            provisions of the Exchange Act and rules and regulations of the SEC thereunder and all other applicable Laws; and

                  (ii) to not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

TeleBanc's obligations hereunder are subject to MET Holdings promptly furnishing TeleBanc with the information relating to MET Holdings which is required under applicable Laws for inclusion in the Proxy Statement, which information MET Holdings represents and warrants to TeleBanc shall not contain any statement which, at the time and in light of the circumstances under which it is furnished, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the information furnished therein not false or misleading. MET Holdings further represents and warrants to TeleBanc that it will amend, supplement or revise any information so furnished as necessary to make the foregoing sentence correct and true in all material respects at and as of all times from the date of the mailing of the Proxy Statement to and including the Closing Date.

            (c) At the earlier of the time that the Proxy Statement is mailed to the shareholders of MET Holdings or TeleBanc for the solicitation of proxies for the approvals referred to above in connection with the MET Holdings Shareholders Meeting or the TeleBanc Shareholders Meeting and at all times subsequent to such mailing up to and including the Closing Date, MET Holdings shall cause all information set forth in the Proxy Statement (including any supplements thereto) relating to MET Holdings, this Agreement, the Acquisition, the Dissolution and all other transactions contemplated hereby and thereby, and any other documents or notices delivered to shareholders in connection therewith:

                  (i) to comply in all material respects with applicable
            provisions of the Exchange Act and rules and regulations of the SEC thereunder and all other applicable Laws; and

                  (ii) to not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or necessary to correct any statement in an earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

MET Holdings' obligations hereunder are subject to TeleBanc promptly furnishing MET Holdings with the information relating to TeleBanc and each TeleBanc Subsidiary which is required under applicable Laws for inclusion in the Proxy Statement, which information TeleBanc represents and warrants to MET Holdings shall not contain any statement which, at the time and in light of the circumstances under which it is furnished, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the information furnished therein not false or misleading. TeleBanc further represents and warrants to MET Holdings that it will amend, supplement or revise any information so furnished as necessary to make the foregoing sentence correct and true in all material respects at and as of all times from the date of the mailing of the Proxy Statement to and including the Closing Date.

      4.4.  BLUE SKY

            (a) TeleBanc shall take all actions necessary to have the TeleBanc Shares qualified or registered for offering and sale, or to identify and perfect an exemption therefrom, under the securities or "Blue Sky" laws of each jurisdiction within the United States in which shareholders of MET Holdings reside.

            (b) TeleBanc shall provide all such notices and make such all filings as may be required in connection with the transactions contemplated hereby.

      4.5.  OTHER APPROVALS

            The parties shall cooperate and use their best efforts to obtain all written consents and approvals of other persons in connection with any lease or other agreement the benefits of which cannot be retained upon consummation of the transactions contemplated hereby without such written consent or approval.

      4.6.  CONDUCT OF THE BUSINESS OF MET HOLDINGS

            4.6.1. Negative Covenants. From and after the date of this Agreement up to and including the Closing Date, MET Holdings shall not, except with the prior written consent of TeleBanc, which consent shall not be unreasonably withheld, do any one or more of the following:

            (a) Issue any shares of MET Holdings Stock or securities exercisable for or convertible into any such shares (including the grant of additional options or other rights under the MET Holdings Option Plans or any similar plan of MET Holdings);

            (b) Except as otherwise provided by this Agreement, (i) amend or enter into any agreement with any employee establishing the terms of employment or severance or termination benefits; (ii) adopt or establish any Employee Plan or Benefit Arrangement or amend, supplement or otherwise modify any existing Employee Plan or Benefit Arrangement; or (iii) make additional grants or contributions under any existing Employee Plans or Benefit Arrangements except in accordance with past practices;

            (c) Increase the compensation payable to any director, officer or employee, or pay any bonuses to any officer or employee;

            (d) Incur any material indebtedness;

            (e) Sell, purchase or lease, or commit to sell, purchase or lease, any material assets, except for transactions pursuant to legally binding agreements or commitments entered into or approved before the date hereof and transactions otherwise permitted by this Agreement;

            (f) Pay any dividend, acquire any of its capital stock (by repurchase, tender, redemption or otherwise) or make any other capital distribution, except that MET Holdings may redeem shares of its capital stock to the extent it does not cause MET Holdings to violate the condition set forth at
Section 5.2.7 below;

            (g) Engage in any securities or other trading activity, except in the ordinary course of business and consistent with past practice;

            (h) Make any capital expenditure in excess of $1,000, except in accordance with budget terms supplied to TeleBanc by MET Holdings hereafter and specifically approved by TeleBanc;

            (i) Make any change in its capital stock by split, reverse split, reclassification, combination, subdivision, or otherwise;

            (j) Amend its certificate of incorporation or by-laws;

            (k) Merge, combine, or consolidate with or into, or permit the merger into it of, any other corporation, association, trust, or entity or change in any manner the character of its business;

            (l) Invest in a MET Holdings Subsidiary or enter into any joint venture, management agreement, partnership (general or limited) agreement, or other business enterprise;

            (m) Make any investment that does not conform to its existing investment policies;

            (n) Settle or otherwise agree to cease proceedings with respect to any claims, actions, suits, or other proceedings, where such settlement or other agreement would require any charge against the income or assets of MET Holdings;

            (o) Change or modify in any way any current accounting policy or practice with respect to the MET Holdings' financial statements prepared in accordance with generally accepted accounting principles;

            (p) Change or modify in any way business or operating policies, practices or procedures, as in effect on the date hereof;

            (q) Engage in any other transaction that is not consistent with past practices and in the ordinary course of the business of MET Holdings;

            (r) Make any payment to any director, officer, employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, or otherwise, that is not deductible under either Section 162(a)(1), 162(m), 280G or 404 of the IRC; or

            (s) Not take any affirmative action which would cause to not be true as of the Closing Date any of the representations and warranties of MET Holdings.

            4.6.2. Affirmative Covenants. To the extent not otherwise restricted or limited by the terms of this Agreement, MET Holdings and each MET Holdings Subsidiary shall:

            (a) carry on its business in all material respects in substantially the same manner as heretofore conducted; and

            (b) promptly notify TeleBanc in writing of the existence or happening of any Material Adverse Change in MET Holdings, Default, or any event or matter that, with notice or passage of time, would constitute a Default.

      4.7.  EMPLOYEE PLANS

            From the date of this Agreement to the Closing, MET Holdings shall not terminate any of its Employee Plans and MET Holdings will use its best efforts to arrange for the assignment and assumption by TeleBanc, pursuant to the Acquisition, of each of the Employee Plans of Met Holdings.

      4.8.  ACCESS TO INFORMATION

            (a) From the date hereof until the Closing, MET Holdings shall furnish to TeleBanc and its authorized representatives, and TeleBanc shall furnish to MET Holdings and its authorized representatives, upon reasonable notice and during ordinary business hours, full access to all of its respective books, records, properties, operations and activities, including, but not limited to, all contracts, commitments, and all loan, investment, accounting, tax and property records and files (and those of its subsidiaries).

            (b) Until the Closing Date, TeleBanc and MET Holdings shall provide to the other financial statements and other information and reports at the same time such reports are provided to their respective board of directors for the preceding calendar month period. Each of TeleBanc and MET Holdings hereby covenants that the consolidated statements of financial condition included in the financial statements (including the related notes, where applicable) to be delivered pursuant to this Section 4.8(b) will fairly present, the consolidated financial condition of TeleBanc or MET Holdings, as the case may be, as of the respective dates set forth therein, and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes, where applicable) will fairly present the consolidated results of operations, shareholders' equity and cash flows of TeleBanc or MET Holdings, as the case may be, for the respective periods or as of the respective dates set forth therein, and that each of such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved.

            (c) MET Holdings and TeleBanc shall provide to each other complete and correct copies of all reports presented to either of them or any of their respective subsidiaries by their independent accountants after the date hereof and for any preceding fiscal years with respect to internal accounting controls. Each of MET Holdings and TeleBanc represents and warrants to the other that all recommendations made in such prior reports have been implemented.

      4.9.  CONFIDENTIALITY

            Any and all commercial, financial, technical, or other information regarding MET Holdings, TeleBanc or their respective subsidiaries or their respective businesses, properties, and personnel, or that of their respective officers, directors, control persons, or affiliates, including such information obtained in accordance with Section 4.8 above (the "Confidential Information"), which is derived or results from access by such party (or their authorized agents and representatives) to the properties, books, contracts, commitments, and records of the other party or its subsidiaries pursuant to the provisions of this Agreement, whether obtained before or after the execution of this Agreement, shall be held in strict confidence; and the party in possession of the Confidential Information shall exercise the same degree of care with respect thereto that it uses to preserve and safeguard its own confidential proprietary information. Such Confidential Information shall not directly or indirectly be divulged, disclosed or communicated to any other person or entity or used for any purposes other than those expressly contemplated by this Agreement, except as otherwise required by judicial or regulatory authorities having jurisdiction in respect thereof. Each party shall cause its authorized agents and representatives to maintain the confidentiality of Confidential Information. In the event the transactions contemplated by this Agreement are not consummated for any reason, the confidentiality of such Confidential Information shall be maintained by such party and its authorized agents and representatives (except to the extent that such Confidential Information can be shown to be previously known to such party or later acquired by it from legitimate sources or otherwise available to the public). MET Holdings and TeleBanc acknowledge and agree that any prior agreements regarding the confidentiality of Confidential Information shall not merge into and shall survive the execution and delivery of this Agreement, except that to the extent that the terms and provisions of this
Section impose more stringent restrictions and limitations on the parties, the terms and provisions of this Section shall supersede the previously executed and delivered confidentiality agreements.

      4.10. BEST EFFORTS

            Each party hereto agrees to use such party's best efforts to cause the conditions within its control to be satisfied and to effect the Acquisition and the Dissolution (in the case of MET Holdings.

5.    CONDITIONS

      5.1.  CONDITIONS TO OBLIGATIONS OF THE PARTIES

            The obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent:

            5.1.1. Termination. This Agreement shall not have been terminated in accordance with its terms.

            5.1.2. Regulatory Approvals. All Regulatory Approvals shall have been obtained; no Regulatory Approval shall contain any condition that would require any material modification or nonperformance of the terms of this Agreement; all Regulatory Approvals shall remain in full force and effect and all conditions and requirements set forth in any Regulatory Approval that are required to be satisfied on or before the Closing Date, including the expiration of any waiting periods, shall have been satisfied or properly waived.

            5.1.3 Shareholder Approvals. This Agreement (including the transactions contemplated herein) shall have been approved by the requisite vote of the shareholders of MET Holdings and TeleBanc in accordance with applicable Laws and the respective certificate of incorporation and bylaws of MET Holdings and TeleBanc.

            5.1.4. Blue Sky. The TeleBanc Shares shall have been qualified or registered for offering and sale under the securities or "Blue Sky" Laws of each jurisdiction within the United States in which shareholders of MET Holdings reside where such qualification or registration is necessary, and no order suspending the sale of the TeleBanc Shares in any such jurisdiction shall have been issued on or before the Closing Date, such qualification or registration shall remain in effect and no proceedings to suspend the sale of such shares shall have been instituted or, to the Knowledge of any of TeleBanc's directors and officers, shall be contemplated.

     5.2. CONDITIONS TO OBLIGATIONS OF TELEBANC

            The obligations of TeleBanc to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, any one or more of which may be waived by TeleBanc, in its sole and absolute discretion:

            5.2.1. Representations and Warranties. The representations and warranties of MET Holdings contained in this Agreement shall be true, correct and complete in all material respects when made on the date of this Agreement and on the Closing Date.

            5.2.2. Regulatory Approvals. The Regulatory Approvals shall not contain any condition, obligation or other term which TeleBanc reasonably determines to be materially burdensome.

            5.2.3. Other Approvals. Except for such consents, approvals, permits and other authorizations that, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of MET Holdings, taken as a whole, MET Holdings shall have obtained (i) the consent or approval of other persons in connection with any lease, agreement or other arrangement, the benefits of which cannot be retained upon consummation of the transactions contemplated hereby without such consent or approval, and (ii) all permits or other authorizations other than Regulatory Approvals required to consummate the transactions contemplated hereby.

            5.2.4. No Material Adverse Change. As of the Closing Date, there shall have been no Material Adverse Change in MET Holdings from that which was represented and warranted on the date of this Agreement pursuant to this Agreement.

            5.2.5. Tax Opinion. TeleBanc shall have received the Tax Opinion. The Tax Opinion shall have been obtained without the imposition of any condition that is materially burdensome to TeleBanc. The Tax Opinion shall remain in full force and effect and all conditions and requirements set forth therein that are required to be satisfied on or before the Closing Date shall have been satisfied or properly waived.

            5.2.6. Compliance. MET Holdings shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by MET Holdings on or prior to the Closing Date. There shall not exist a Default or matter that, with notice and/or passage of time, would constitute a Default by MET Holdings under this Agreement.

            5.2.7. The Cash Asset Amount shall be at least zero.

            5.2.8 MET Assets and MET Liabilities. The MET Assets and MET Liabilities shall be as set forth at Schedule A hereto, except for such changes as may occur from the date hereof in the ordinary course of business.

            5.2.9 Dissolution. MET Holdings shall have taken all steps necessary to effect the Dissolution immediately upon consummation of the Acquisition.

      5.3.  CONDITIONS TO OBLIGATIONS OF MET HOLDINGS

            The obligations of MET Holdings to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of each of the following conditions precedent, any one or more which may be waived by MET Holdings, at its sole and absolute discretion:

            5.3.1. Representations and Warranties. The representations and warranties of TeleBanc contained in this Agreement shall be true, correct and complete in all material respects when made on the date of this Agreement and as of the Closing Date.

            5.3.2. No Material Adverse Change. As of the Closing Date, there shall have been no Material Adverse Change in TeleBanc from that which was represented and warranted on the date of this Agreement pursuant to this Agreement.

            5.3.3. Compliance. TeleBanc shall have in all material respects performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by TeleBanc on or prior to the Closing Date. There shall not exist a Default or matter that, with notice and/or passage of time, would constitute a Default by TeleBanc under this Agreement.

6.    CLOSING

      6.1.  TIME AND PLACE OF CLOSING

            The Closing shall take place on the Closing Date at 9:00 a.m. at TeleBanc's corporate office, located in Arlington, Virginia, or at such other time and place on the Closing Date as the parties may mutually agree.

      6.2.  TELEBANC DELIVERIES

            On the Closing Date, TeleBanc shall deliver or cause to be delivered to MET Holdings, (i) the certificate or certificates representing the TeleBanc Shares registered in the name of MET Holdings, and (ii) such documents and instruments as MET Holdings may deem reasonably necessary to consummate the Acquisition and any other transactions contemplated by this

Agreement, provided that such documents and instruments are consistent with the parties' intent as expressed in this Agreement.

      6.3.  MET HOLDINGS DELIVERIES

            On the Closing Date, MET Holdings shall deliver or cause to be delivered to TeleBanc, with each document and instrument being dated as of the Closing Date and fully executed, attested, notarized and acknowledged, as appropriate, (i) the assets of MET Holdings as set forth at Schedule A hereto, together with the required consents and such other assignments, bills of sale or other documentation as may be required to effect the transfer of assets contemplated hereby; and (ii) such documents and instruments as TeleBanc may deem reasonably necessary to consummate the Acquisition and any other transactions contemplated by this Agreement, provided that such documents and instruments are consistent with the parties' intent as expressed in this Agreement.

      6.4.  FEES AND CLOSING COSTS

            (a) Each party shall pay all reasonable fees and costs of its own attorneys, accountants, financial advisers and other professionals incurred in connection with the transactions contemplated by this Agreement, and TeleBanc hereby expressly consents to the payment by MET Holdings, and MET Holdings hereby expressly consents to the payment by TeleBanc, before or simultaneously with the Closing, of such reasonable fees and costs for which the other is responsible under this Section.

            (b) Expenses in connection with the "Blue Sky" registration and approvals of the TeleBanc Shares shall be paid by TeleBanc.

            (c) All other fees and expenses incurred in connection with the transactions contemplated hereby shall be paid by the party incurring such expenses.

7.    TERMINATION

      7.1.  MUTUAL CONSENT

            The parties may terminate this Agreement at any time by mutual written agreement.

7.2.  OTHER TERMINATION

            Provided that there does not then exist any Default by the party or parties giving such notice, MET Holdings, on the one hand, or TeleBanc, on the other, may terminate this Agreement by giving notice (a "Termination Notice") to the other at the time designated in this Section or, in the absence of such designation, at any time up to and including the Closing Date, if any one or more of the following shall have occurred and be continuing:

            7.2.1. Termination By Any Party. Any party may terminate this Agreement under any one or more of the following circumstances:

            (a) at any time after June 30, 1998, if the Closing shall not have occurred for any reason other than a Default by the party giving such notice;

            (b) this Agreement is not approved by the requisite vote of the shareholders of MET Holdings or TeleBanc.

            (c) any Application for Regulatory Approval is denied or withdrawn and is not modified or supplemented and resubmitted in a manner that the party giving the notice believes is responsive to the comments of the applicable Governmental Authority within 90 days after it is so denied or withdrawn;

            (d) a court or other Governmental Authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the Acquisition and such order, writ, injunction, decree or other action shall have become final and nonappealable.

            7.2.2. Termination By TeleBanc. TeleBanc may terminate this Agreement under any one or more of the following circumstances:

            (a) at any time if there shall have occurred a Default by MET Holdings;

            (b) on the Closing Date, if any Closing Condition set forth in
Section 5.1 or Section 5.2 shall not have been satisfied;

            (c) at any time if a Material Adverse Change in MET Holdings has occurred and;

            (d) at any time up to and including 45 days from the date hereof if, based upon its corporate investigation of MET Holdings, TeleBanc reasonably, determines that the business and operations of MET Holdings are not substantially as represented and warranted on the date hereof.

            7.2.3. Termination By MET Holdings. MET Holdings may terminate this Agreement under any one or more of the following circumstances:

            (a) at any time if there shall have occurred a Default by TeleBanc;

            (b) on the Closing Date, if any condition precedent set forth in
Section 5.1 or Section 5.3 shall not have been satisfied; and

            (c) at any time if a Material Adverse Change in TeleBanc has occurred.

      7.3.  EFFECT OF TERMINATION

            Termination of this Agreement pursuant to this Section 7 shall not relieve any party of any liability for a Default or other breach, default or nonperformance under this Agreement.

8.    MISCELLANEOUS

      8.1.  EXPENSES

            Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions contemplated hereby.

      8.2.  NOTICES

            Unless expressly provided otherwise in this Agreement, any notice, request, demand or other communication required to be given under this Agreement shall be in writing, shall be deemed to be given or delivered (a) on the date of personal delivery of the notice, request, demand or other communication at or before 4:00 p.m. Eastern Standard Time (or Eastern Daylight Savings Time if then in effect in Virginia),
(b) on the third Business Day after the day of mailing of such notice, request, demand or other communication by United States Registered Mail or United States Certified Mail, postage prepaid, or (c) on the next Business Day after mailing of such notice, request, demand or other communication by express courier, freight charges prepaid, to the parties (including any person or entity designated for receipt of a photocopy thereof) at the following addresses or at such other address as any of the parties may hereafter specify in the aforementioned manner:

            If to TeleBanc:         TeleBanc Financial Corporation
                                    1111 North Highland Street
                                    Arlington, Virginia  22201
                                    Attention:  Aileen Lopez Pugh

            And to:                 Hogan & Hartson L.L.P.
                                    Columbia Square
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C.  20004-1109
                                    Attention:  Stuart G. Stein, Esq.

            If to MET Holdings:     MET Holdings Corporation
                                    405 Park Avenue, Suite 1104
                                    New York, New York  10022
                                    Attention:  David A. Smilow

      8.3.  ENTIRE AGREEMENT

            Except as expressly provided otherwise in this Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the matters addressed herein and, except as expressly set forth herein, supersedes all prior or contemporaneous contracts, covenants, agreements, representations, warranties and statements, whether written or oral, with respect to such matters, including, but not limited to, the Prior Merger Agreement.

      8.4.  AMENDMENT

            This Agreement may not be amended, changed, modified or terminated, except by written instrument executed by all parties to this Agreement.

      8.5.  WAIVER

            Except as expressly provided herein, no waiver by any party of any failure or refusal of any other party to comply with one or more of its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

      8.6.  SEVERABILITY

            If any term or provision of this Agreement or application thereof to any person or circumstances shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each other term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law unless, as a result, the intent of the parties as expressed in this Agreement would be violated.

      8.7.  CAPTIONS

            The title of this Agreement and the headings of the various paragraphs of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

      8.8.  GOVERNING LAW

            Both parties to this Agreement are Delaware corporations. This Agreement shall be construed and enforced according to the laws of that State (not including the choice of law rules thereof), unless and to the extent that the laws of the United States govern the performance of this Agreement.

      8.9.  NO THIRD PARTY BENEFICIARIES

            Except as expressly provided herein, this Agreement is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein or be deemed a third party beneficiary hereunder.

      8.10. ASSIGNABILITY

            All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective transferees, successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties and obligations of the parties hereto may be assigned or delegated by any party hereto without the prior written consent of the other party to this Agreement and any such purported or attempted assignment shall be null and void ab initio and of no force or effect.

      8.11. BINDING EFFECT

            This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      8.12. PARTIES NOT PARTNERS

            Nothing contained in this Agreement shall constitute any party as a partner with, agent for or principal of any one or more of the other parties or their successors and assigns.

      8.13. COUNTERPARTS

            This Agreement and the documents and instruments to be executed and delivered pursuant to this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

      8.14. CUMULATIVE REMEDIES

            Unless expressly provided otherwise herein, the remedies of each party provided for herein shall be cumulative and concurrent and shall include all other rights and remedies available at law or in equity, may be pursued singly, successively or together, at the sole and absolute discretion of the applicable party and may be exercised as often as occasion therefor shall arise.

      8.15. TIME OF PERFORMANCE

            If any payment to be made or obligation to be performed hereunder is to be made or performed on a day other than a Business Day, it shall be deemed to be made or performed in a timely manner if done on the next succeeding Business Day.

      8.16. FURTHER ASSURANCES

            Subject to the terms and conditions of this Agreement, each of the parties hereto agrees that it will, at any time, prior to, at or after the Closing, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments as may be necessary or reasonably requested in connection with the consummation of the Acquisition contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement, including the intent of the parties that the Acquisition constitute a reorganization under
Section 368(a)(1)(C) of the Code. If, any time after the Closing Date, any further action is necessary, proper or desirable to effect the purposes of this Agreement, the proper officers and directors of each party of this Agreement shall take all such further action.

      8.17. TIME OF ESSENCE

            Time is of the essence of this Agreement.

      8.18. SURVIVAL

            (a) Except as specifically provided otherwise herein, none of the representations, warranties, covenants or agreements of TeleBanc contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing except to the extent that performance thereof is to occur subsequent to the Closing Date.

            (b) Except as specifically provided otherwise herein, all of the representations, warranties, covenants or agreements of MET Holdings contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from the Closing Date; provided, however, that this two year period shall be extended with respect to claims in respect of taxes or employee benefits to 30 days after the expiration of the applicable statutory period for such assessments.

      8.19. INDEMNIFICATION OF TELEBANC

            After the Closing, TeleBanc and its successors and assigns, shall be indemnified and held harmless against and from any loss, liability, obligation, claim, demand, damage, or expense, including without limitation reasonable attorneys' fees and disbursements, which is directly or indirectly suffered or incurred at any time by TeleBanc or any of its successors or assigns, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

            (a) for any claim made by TeleBanc of any false, misleading or inaccurate representation or warranty made by MET Holdings in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, or any breach of or omission with respect to any such representation or warranty;

            (b) for any claim made by TeleBanc of any breach, violation, or nonfulfillment by MET Holdings of, or any failure by MET Holdings to perform any covenant, agreement, obligation or other provision contained in this Agreement;

            (c) for any violation of the obligations of MET Holdings set forth in Sections 4.3(b) and (c); and

            (d) for any action, lawsuit or other proceeding arising from or relating to any of the foregoing if a claim is made by TeleBanc within the applicable period set forth in Section 8.18(b).

      8.20. INDEMNIFICATION OF MET HOLDINGS

            After the Closing, MET Holdings shall be indemnified and held harmless against and from any loss, liability, obligation, claim, demand, damage, or expense, including without limitation reasonable attorneys' fees and disbursements, which is directly or indirectly suffered or incurred at any time by MET Holdings, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

            (a) for any claim made by MET Holdings of any false, misleading or inaccurate representation or warranty made by TeleBanc in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, or any breach of or omission with respect to any such representation or warranty;

            (b) for any claim made by MET Holdings of any breach, violation, or nonfulfillment by TeleBanc of, or any failure by TeleBanc to perform any covenant, agreement, obligation or other provision contained in this Agreement;

            (c) for any violation of the obligations of TeleBanc set forth in Sections 4.3(b) and (c); and

            (d) for any action, lawsuit or other proceeding arising from or relating to any of the foregoing if a claim is made by MET Holdings within the applicable period set forth in Section 8.18(b).


                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    TELEBANC FINANCIAL CORPORATION


                                    By: /s/
                                        ------------------------------
                                    Title: /s/
                                           ------------------------------

ATTEST


By: /s/
    ------------------------------
    Secretary

                                    MET HOLDINGS CORPORATION


                                    By: /s/
                                        ------------------------------
                                    Title: /s/
                                           ------------------------------
ATTEST


By: /s/
    ------------------------------
    Secretary

                                   SCHEDULE A


                               ASSETS PURCHASED *
                                       AND
                              LIABILITIES ASSUMED *


Assets:
   Cash & cash equivalents                                          $   593,943
   Loans receivable, net                                                894,550
   Equity investments                                                 1,684,185
   Accrued interest receivable                                            7,032
   Premises and equipment                                                10,674
   Other assets                                                          31,568

      TOTAL ASSETS                                                  $ 2,891,486
                                                                    -----------
Liabilities and Stockholders' Equity:
   Liabilities:
   Reverse repo's & other borrowings                                  2,494,560
   Current income taxes payable                                        (140,785)
   Accrued interest payable                                              91,929
   Other liabilities                                                    345,782

      TOTAL LIABILITIES                                             $ 2,791,486
                                                                    -----------

            NET AMOUNT                                              $   100,000
                                                                    -----------

* Represents the estimates for closing